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                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Forms S-8 pertaining to the 1991 Stock Option Plan, the 1991 Directors' Stock Option Plan, the 1991 Employee Stock Purchase and Dividend Reinvestment Plan, the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan, the State Auto Insurance Companies Capital Accumulation Plan, the 2000 Directors Stock Option Plan, the 2000 Stock Option Plan, and on Form S-3 pertaining to the Monthly Stock Purchase Plan for Independent Agents of our report dated February 20, 2001, except for Note 17, as to which the date is March 30, 2001, with respect to the consolidated financial statements and schedules of State Auto Financial Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                  /s/Ernst & Young LLP

Columbus, Ohio
March 30, 2001


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                                                         Exhibit 23 (Continued)

                STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
   (a majority-owned subsidiary of State Automobile Mutual Insurance Company)



Report of Independent Auditors

The Board of Directors and Stockholders
State Auto Financial Corporation

We have audited the accompanying consolidated balance sheets of State Auto Financial Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. Our audits also included the financial statement schedules listed in the Index at Item 14(a)(2). These consolidated financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of State Auto Financial Corporation and subsidiaries as of December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                         /s/Ernst & Young LLP

Columbus, Ohio
February 20, 2001, except for
     Note 17, as to which the date
     is March 30, 2001